                                   FIRSTBANK

                       CONSIDERATIONS WITH RESPECT TO
                           RETIREMENT BENEFITS FOR
                        HIGHLY COMPENSATED EMPLOYEES

                         First Performance Builder

                     NONQUALIFIED 401(K) RABBI Trust

                                 FUNDING ISSUES

        Technically, non-qualified plans cannot be funded (in the sense of irrevocable monies) without causing constructive receipt or other taxable events. While some clients have considered corporate owned life insurance and surety bonds as possible vehicles for "funding", we would suggest that in your situation a Rabbi Trust may have the greatest merit.

        A Rabbi Trust is a trust agreement which sets aside monies from a corporation into an individual trust. Upon the insolvency of a company, these monies are available to the general creditors just as any other assets of the corporation (this technical forfeiture eliminates constructive receipt to you even though money is being set aside). However, in the event that the organization changes, these monies MUST be used for the benefit of the participants for which they were established and cannot revert to the new owners.

        Accordingly, while a Rabbi Trust offers little protection in the event of insolvency (but this is not a risk to your Bank), it offers substantial protection to organizations that bear the risk of future sale. Enclosed for your reference is a recent IRS ruling on Rabbi trusts for your information.

                                   FIRSTBANK
        RP-3

                           DESIGNATION OF BENEFICIARY

        In accordance with the provisions of the Retirement Plan, I hereby designate the beneficiary (or beneficiaries) set forth below to receive any benefits payable under the terms of the Retirement Plan in the event of my death at any time except after commencement of income payments which may be elected by me under an optional form of retirement income under the Plan, and I hereby revoke all previous designations of beneficiaries, if any, made by me under the Plan. This designation may be revoked by me at any time by duly filing with the Retirement Committee a new Designation of Beneficiary form furnished by such Committee in accordance with the provisions of the Plan governing changes of beneficiary.

Name of Beneficiary _______________________________ Relationship _______________
        (If more than one beneficiary is to be named use space below)


Or if no beneficiary is living:

Contingent Beneficiary (or beneficiaries)





If all designated beneficiaries and contingent beneficiaries predecease me, I agree that payment of any benefits shall be made in accordance with the provisions of the Plan.

--------------------------------------------------------------------------------
 (Signature of Witness)              (Date)           (Signature of Participant)

-------------------------------                 --------------------------------

Note: If the participant resides in a Community Property State and there is a possibility of an adverse interest or claim in the death benefits because of community property law, the adverse party should also sign this form to show his or her consent to the designation.

                        SUGGESTED BENEFICIARY DESIGNATIONS

1. If a wife is to be named primary beneficiary and all children of a marriage to said wife are to be named contingent beneficiaries, designate them collectively, as follows: "Anna May Smith, wife, (not Mrs. George Smith) if living, otherwise the then surviving children, if any, born of my marriage with said wife, in equal shares." (This designation will include children born after the date of this form without the necessity of changing the designation.)

2. If two individuals are to be named, designate as follows: "Anna May Smith, wife, and Dorothy Smith, daughter, in equal shares, or the survivor."

3. If three or more individuals are to be named, designate as follows: "Anna May Smith, wife, Dorothy Smith Andrews, daughter, and William Smith, son, in equal shares, or the survivors, or the survivor."

                               TABLE OF CONTENTS
                               -----------------

Section                                                                      Page
-------                                                                      ----
           - DEFINITIONS
  1.1      - Definitions. . . . . . . . . . . . . . . . . . . . . . .           1

           - PARTICIPATION
  2.1      - Eligibility for Initial Participation. . . . . . . . . .           6
  2.2      - Initial Participation. . . . . . . . . . . . . . . . . .           6
  2.3      - Leave of Absence and Termination of Service. . . . . . .           6
  2.4      - Reemployment . . . . . . . . . . . . . . . . . . . . . .           7
  2.5      - Participation and Benefits for Participant
               Transferred to or From Status as an Employee . . . . .           7

           - SALARY DEFERRAL CONTRIBUTIONS
  3.1      - Amount of Salary Deferral Contributions. . . . . . . . .           8
  3.2      - Initial Authorization for Salary Deferral
               Contributions. . . . . . . . . . . . . . . . . . . . .          10
  3.3      - Right of Participant to Suspend or Change His
               Rate of Salary Deferral Contributions. . . . . . . . .          11
  3.4      - Crediting and Depositing Salary Deferral
               Contributions. . . . . . . . . . . . . . . . . . . . .          11

           - EMPLOYER'S CONTRIBUTIONS
  4.1      - Amount of Employer's Contributions . . . . . . . . . . .          11

           - ADJUSTMENT OF ACCOUNTS
  5.1      - Adjustment of Accounts . . . . . . . . . . . . . . . . .          12

           - INDIVIDUAL ACCOUNTS
  6.1      - Establishing and Maintaining Participants'
               Accounts . . . . . . . . . . . . . . . . . . . . . . .          12

           - ACCOUNTING
  7.1      - Valuation of Accounts. . . . . . . . . . . . . . . . . .          13
  7.2      - Crediting of Salary Deferral Contributions . . . . . . .          13
  7.3      - Allocation and Crediting of Employer's
               Contributions and Amount Forfeited . . . . . . . . . .          14
  7.4      - Effective Date of Entries. . . . . . . . . . . . . . . .          14

           - DISTRIBUTIONS
  8.1      - Initial Distribution Date. . . . . . . . . . . . . . . .          14
  8.2      - Distribution and Forfeiture. . . . . . . . . . . . . . .          15
  8.3      - Method of Distribution . . . . . . . . . . . . . . . . .          17
  8.4      - Hardship Withdrawal While Still Employed . . . . . . . .          18

                                         -i-

Section                                                                      Page
-------                                                                      ----
           - MISCELLANEOUS PROVISIONS REGARDING
             PARTICIPANTS
  9.1      - Participants to furnish Required Information . . . . . .         19
  9.2      - Beneficiaries. . . . . . . . . . . . . . . . . . . . . .         20
  9.3      - Contingent Beneficiaries . . . . . . . . . . . . . . . .         21
  9.4      - Participants' Rights in Trust Fund . . . . . . . . . . .         22
  9.5      - Benefits Not Assignable. . . . . . . . . . . . . . . . .         22
  9.6      - Benefits Payable to Minors and Incompetents. . . . . . .         23
  9.7      - Conditions of Employment Not Affected by Plan. . . . . .         24
  9.8      - Notification of Mailing Address. . . . . . . . . . . . .         25
  9.9      - Written Communications Required. . . . . . . . . . . . .         26
  9.10     - Benefits Payable at Office of Trustee. . . . . . . . . .         26
  9.11     - Appeal to Committee. . . . . . . . . . . . . . . . . . .         26

           - MISCELLANEOUS PROVISIONS REGARDING
             THE EMPLOYER
  10.1     - Employer's Contribution Irrevocable. . . . . . . . . . .         29
  10.2     - Absence of Responsibility. . . . . . . . . . . . . . . .         29
  10.3     - Amendment of Plan. . . . . . . . . . . . . . . . . . . .         29
  10.4     - Termination of Plan. . . . . . . . . . . . . . . . . . .         30
  10.5     - Expenses of Administration . . . . . . . . . . . . . . .         31
  10.6     - Formal Action by Employer. . . . . . . . . . . . . . . .         31

           - ADMINISTRATION
  11.1     - Administration by Committee. . . . . . . . . . . . . . .         31
  11.2     - Officers and Employees of Committee. . . . . . . . . . .         31
  11.3     - Action by Committee. . . . . . . . . . . . . . . . . . .         32
  11.4     - Rules and Regulations of Committee . . . . . . . . . . .         33
  11.5     - Powers of Committee. . . . . . . . . . . . . . . . . . .         33
  11.6     - Duties of Committee. . . . . . . . . . . . . . . . . . .         35
  11.7     - Indemnification of Members of Committee. . . . . . . . .         36
  11.8     - Applicable Law . . . . . . . . . . . . . . . . . . . . .         36

           - TRUST FUND
  12.1     - Purpose of Trust Fund. . . . . . . . . . . . . . . . . .         37
  12.2     - Benefits Supported Only by Trust Fund. . . . . . . . . .         37
  12.3     - Payment of Benefits. . . . . . . . . . . . . . . . . . .         37

                           EXECUTIVE SAVINGS PLAN FOR
                    FIRSTBANK OR ACCESS ANYTIME BANCORP, INC.,
                             EFFECTIVE JUNE 1, 1998

     The following are the provisions of the Executive Savings Plan for FirstBank which is hereby adopted, effective as of June 1, 1998 in order to provide a means for a select highly compensated and management employee to defer a portion of his compensation and to encourage him to provide additional financial security for the future.

     In conjunction with the adoption of the Plan, a Trust Agreement, which shall be identified as the Executive Savings Trust for FirstBank, is being entered into by and between FirstBank and a Trustee appointed thereunder. Pursuant to the provisions of the Plan, the funds contributed hereunder shall be held in a Trust Fund, established, administered and maintained by the Trustee in accordance with the provisions of said Trust Agreement.


                                   SECTION 1
                                  DEFINITIONS

1.1 - DEFINITIONS

      (A) The following words and phrases shall have the meanings assigned below unless a different meaning is plainly required by the context:

         (1) "Account" shall mean the account established hereunder for bookkeeping purposes to reflect Salary Deferral Contributions, Employer Contributions and all adjustments thereto.

         (2) "Accounting Date" shall mean each December 31 and such other date or dates as may be established by the Committee during the Plan Year to make the adjustments described in Section 7.1 hereof.

         (3) "Amount Forfeited" shall mean that portion, if any, of the Participant's Account to which he is not entitled by reason of the provisions of Section 8.2(B) hereof.

         (4) "Bank" shall mean FirstBank or Access Anytime BanCorp, Inc., , and its successor or successors.

         (5) "Beneficiary" shall mean the person or persons on whose behalf benefits may be payable under the Plan after the Participant's death in accordance with the provisions hereof.

         (6) "Code" shall mean the Internal Revenue Code of 1986, as hereafter amended from time to time.

         (7) "Committee" shall mean the administrative committee, the members of which are appointed from time to time to administer the Plan pursuant to the provisions of Section 11.1 hereof.

         (8) "Compensation" shall mean the base pay actually paid to the Employee by the Employer for services rendered, inclusive of shift differential pay and incentive pay, but exclusive of bonuses and overtime pay, determined prior to reduction for amounts deferred under the Plan by the Employee through a Salary Reduction Agreement under this Plan and under the First Performance Builder.

         (9) "Disability" shall exist if the Participant has been determined to be totally and permanently disabled under the First Performance Builder.

         (10) "Earnings Rate" shall mean the rate earned by the Trust Fund for the twelve (12) month period ending on each Accounting Date,

         (11) "Effective Date of the Plan" shall mean June 1, 1998

         (12) "Employee" shall mean Norman R. Corzine or Ken Huey, Jr.

         (13) "Employer" shall mean the Bank.

         (14) "Employer Contributions" shall mean the amounts contributed by the Employer to the Plan on behalf of the Participant, as more fully described in Section 4.1 hereof.

         (15) "First Performance Builder" shall mean the First Performance Builder, a Savings Plan for Employees of First Bank.

         (16) "Hardship" shall mean an immediate, catastrophic financial need of the Participant occasioned by a) a tragic event, such as the death, disability, serious injury or illness of the Participant or a spouse, parent or dependent of the Participant, or b) an extreme financial reversal or other impending catastrophic event which has resulted in, or will result in, harm to the Participant, his spouse, his parents, or a dependent.

         (17) "Initial Distribution Date" shall mean the date which is established following the Participant's termination of service for any reason for distribution of the value in his individual accounts pursuant to Section
8.1 hereof.

         (18) "Participant" shall mean Norman R. Corzine, Ken Huey,

         (19) "Plan" shall mean the Executive Savings Plan for FirstBank as adopted effective June 1, 1998 as set forth in this instrument and as it may hereafter be amended from time to time.

         (20) "Salary Deferral Contributions" shall mean the contributions made by the Employer on behalf of the Participant under a Salary Reduction Agreement pursuant to Section 3.1 hereof. "Matched Salary Deferral Contributions" shall mean Salary Deferral Contributions that are not in excess of 6% of the Participant's Compensation, reduced by the percentage of the Participant's Compensation contributed to the First Performance Builder for the applicable payroll period and eligible for a match thereunder. "Unmatched Salary Deferral Contributions" shall mean Salary Deferral Contributions that are in excess of Matched Salary Deferrals for the applicable payroll period.

         (21) "Salary Reduction Agreement" means an agreement between the Participant and the Employer under which the Employer reduces the Participant's Compensation and the Employer contributes the amount of the reduction to the Plan on behalf of the Participant as a Salary Deferral Contribution.

         (22) "Trust" and "Trust Fund" shall mean the trust fund established pursuant to the terms of the Trust Agreement.

         (23) "Trust Agreement" shall mean the Executive Savings Trust for FirstBank, adopted effective as of June 1, 1998, as set forth in the agreement of that title to which the Plan is attached and as it may thereafter be amended from time to time.

         (24) "Trustee" shall mean the corporate trustee or trustees or the individual trustee or trustees, as the case may be, appointed from time to time pursuant to the provisions of the Trust Agreement to administer the Trust Fund maintained to pay benefits under the Plan.

    (B) The terms "herein," "hereof," "hereunder" and similar terms refer to this document, including the Trust Agreement of which this document is a part, unless otherwise qualified by the context.

                                    SECTION 2
                                  PARTICIPATION

2.1 - ELIGIBILITY FOR INITIAL PARTICIPATION

    The Employee will be eligible to be a Participant in the Plan on the Effective Date of the Plan.

2.2 - INITIAL PARTICIPATION

    The Employee may elect to participate in the Plan as of the date on which he is first eligible by completing and filing a written application for participation in the Plan with the Committee in which he agrees to make the Salary Deferral Contributions as described in Section 3.1 hereof. In the event that the Employee completes and files such application with the Committee on or prior to the date as of which he is first eligible to become an Active Participant in the Plan, he shall become an Active Participant in the Plan as of June 1, 1998. If the Employee does not become a Participant in the Plan as of the date on which he is first eligible, he may become an Active Participant in the Plan as of any subsequent January 1st by completing and filing such application for participation in the Plan with the Committee prior to such applicable date.

2.3 - LEAVE OF ABSENCE AND TERMINATION OF SERVICE

    Any absence from the active service of the Employer by reason of a leave of absence under the First Performance Builder will be considered a leave of absence for the purposes of the

Plan and will not terminate the Employee's service provided he returns to the active service of the Employer at or prior to the expiration of his leave or, if not specified therein, within the period of time which accords with the Employer's policy with respect to permitted absences.

2.4 - REEMPLOYMENT

    ELIGIBILITY TO PARTICIPATE FOLLOWING REEMPLOYMENT: In the event that the Employee's service is terminated on or after the Effective Date of the Plan and he is subsequently reemployed by the Employer, he shall be eligible to become an Active Participant in this Plan when he is eligible to participate in the First Performance Builder. The Employee then may elect to participate as of the date he is first eligible following his date of eligibility under the First Performance Builder or as of any subsequent January 1 thereafter by completing and filing a written application for participation in the Plan with the Committee in which he agrees to make thereafter the Salary Deferral Contributions as described in Section 3.1 hereof.

2.5 - PARTICIPATION AND BENEFITS FOR PARTICIPANT TRANSFERRED TO OR FROM STATUS AS AN EMPLOYEE

    In the event that the Participant is transferred to another employer which is a member of a controlled group of corporations or trades or businesses under Code Sections 414(b) or (c) or an affiliated service group under Code Section 414(m), he will no longer qualify as an Active Participant as defined herein. His service shall not be considered to be interrupted or terminated by reason of any such transfer. A termination of service with the other such employer while not qualified as an employee of the Employer shall be treated in the same manner as a termination of service with the Employer. His Account shall be maintained on his behalf during the period that he is in the employment of the other such employer in the same manner as though the Participant were on an unpaid leave of absence granted by the Employer during such period and he shall not be eligible to make Salary Deferral Contributions for any period subsequent to his date of change in status and while he is not an employee of the Employer.


                                   SECTION 3
                         SALARY DEFERRAL CONTRIBUTIONS

3.1 - AMOUNT OF SALARY DEFERRAL CONTRIBUTIONS

    Subject to such rules of uniform application as the Committee may adopt, the Employee, in order to become and remain an Active Participant in the Plan, must elect to have the Employer make Salary Deferral Contributions through payroll deduction on his behalf which satisfies both (A) and (B) below.

    (A) Such deduction shall be made pursuant to a Salary Reduction Agreement of any amount that is an integral percentage of his Compensation for the applicable payroll period and is (i) not less than 1%, nor more than (ii) the remainder of 12% of the Participant's Compensation for the twelve month period beginning on January 1, reduced by the percent of salary deferral completed for that Participant under the First Performance Builder. Salary Deferral Contributions that are not, when combined with salary deferral reductions elected by the Participant under the First Performance Builder as of the first day of the Plan Year, in excess of 6% of the Participant's Compensation for the applicable payroll period and are matched by Employer contributions, if any, for the Plan Year to the extent specified in Section 4.1 hereof are referred to herein as "Matched Salary Deferral Contributions". Salary Deferral Contributions that are, when combined with salary deferrals under the First Performance Builder, in excess of 6% of the Participant's Compensation for the applicable payroll period are referred to herein as "Unmatched Salary Deferral Contributions" and are not matched by the Employer's Contributions.

     (B) No Participant's Salary Deferral Contribution hereunder may exceed the product of that Participant's Compensation times the Adjustment Factor. The Adjustment Factor shall be the Committee's projection, following consultation with such professional advisors as the Committee deems advisable, made at least one month prior to the beginning of the Plan Year, as to the anticipated reduction in the Participant's ability to make salary reduction contributions to the First Performance Builder for the twelve month period beginning on the following January 1 due to:

          (1) the reduction of the Participant's salary for purposes of the First Performance Builder to two hundred thousand dollars ($200,000), as adjusted, under Code Section 401(a)(17);

          (2)  the reduction of the defined contribution limitation in Code
Section 415 to one-quarter of the defined benefit limitation;

          (3)  the restrictions of Code Section 401(m);

          (4) the $7,000 cap in elective salary reduction deferrals, as adjusted; and

          (5) the reduction in Code Section 401(k) of the factors in the actual deferral percentage test a) from 1.5 to 1.25 and (b) from 3 percentage points and a spread of 2.5 to 2 percentage points and a spread of 2.0.

     (C) The Adjustment Factor under (B) above shall, for the Plan Year beginning June 1, 1998 and ending December 31, 1998, reflect the specified reductions for the First Performance Builder plan year beginning on January 1, 1998.

3.2 - INITIAL AUTHORIZATION FOR SALARY DEFERRAL CONTRIBUTIONS

     All Salary Reduction Agreements shall be in writing and Salary Deferral Contributions made pursuant to such agreements shall be authorized in writing by the Participant and shall be filed with the Committee. Any such Salary Reduction Agreement shall continue in effect for as long as the Participant remains an employee of the Employer or until he elects to suspend or change his rate of Salary Deferral Contributions to the Plan as provided in Section 3.3 below.

3.3 - RIGHT OF PARTICIPANT TO SUSPEND OR CHANGE HIS RATE OF SALARY DEFERRAL CONTRIBUTIONS

   The Participant may change his rate of Salary Deferral Contributions, resume or discontinue Salary Deferral Contribution effective as of the next following January 1. Any such change of rate or suspension of Salary Deferral Contributions must be made by the Participant in writing filed with the Committee prior to such January 1.

3.4 - CREDITING AND DEPOSITING SALARY DEFERRAL CONTRIBUTIONS

   The Salary Deferral Contributions to the Plan shall be paid by the Employer to the Trustee as promptly as practicable after they are deducted from the Participant's Compensation and shall be credited to the Participant's Account as of the Accounting Date next following the date the contributions were deducted, in accordance with Section 7.2 hereof.

                                   SECTION 4
                            EMPLOYER CONTRIBUTIONS

4.1 - AMOUNT OF EMPLOYER CONTRIBUTIONS

   (A) Subject to the right reserved by the Employer to modify, amend or terminate the Plan, as provided in Sections 10.3 and 10.4 hereof, the Employer may make a contribution to the Plan each year in an amount equal to the total amount of

Employer contributions resolved by the Board which the Committee directs be contributed to the Plan.

   (B) The Employer Contributions for the Plan Year shall be deemed to have been made on the last Accounting Date of the Plan Year and credited to the Participant's Account on that date, irrespective of when such contributions are actually turned over to the Trust Fund for such Plan Year.

                                    SECTION 5
                               ADJUSTMENT OF ACCOUNT

5.1 - ADJUSTMENT OF ACCOUNT

   The Participant's Account hereunder shall be adjusted annually at the Earnings Rate. The Employee agrees on behalf of himself and any beneficiary to assume all risks in connection with any adjustment hereunder.

                                    SECTION 6
                                INDIVIDUAL ACCOUNT

6.1 - ESTABLISHING AND MAINTAINING THE PARTICIPANT'S ACCOUNT

   (A) The Committee shall establish and maintain (or cause to be established and maintained) for the Participant until his Initial Distribution Date, or until such later date as of which distribution of the amount credited to such account is made, an account, called the "Account." The Participant's Account will reflect the amount credited to him as Salary Reduction Contributions and Employer Contributions, as adjusted.

   (B) The Account maintained shall be adjusted to the extent required by the provisions of the Plan. All entries on the Account shall be conclusive and binding upon all parties unless patently erroneous.

                                    SECTION 7
                                   ACCOUNTING

7.1 - VALUATION OF ACCOUNTS

   (A) As of each Accounting Date, beginning with the first such date following the Effective Date of the Plan, and as of such other interim date or dates as may be established by the Committee, in its sole discretion, for making the adjustments to accounts, the sum of the balances credited to the Participant's Account shall be debited by the amounts of any distributions, withdrawals or forfeitures made since the last preceding Accounting Date. Thereafter, the Committee shall credit the amounts of the Participant's Salary Deferral Contributions since the preceding Accounting Date, and adjust the Account by the Earning Rate pursuant to Section 5.1.

7.2 - CREDITING OF SALARY DEFERRAL CONTRIBUTIONS

   The Salary Deferral Contributions made on behalf of the Participant shall be credited to his Account as soon as practicable after they are deducted from his Compensation but in no event later than the next following Accounting Date.

7.3 - ALLOCATION AND CREDITING OF EMPLOYER'S CONTRIBUTIONS

   As of the last Accounting Date of each Plan Year, after making the debits or credits to the Participant's Account required by Section 7.1 above, the Employer's Contributions, if any, for the current Plan Year shall be allocated and credited to the Participant's Account.

7.4 - EFFECTIVE DATE OF ENTRIES

   Each adjustment provided for by Sections 7.1, 7.2 and 7.3, shall be considered as having been made on the date specified in such sections, regardless of the dates of actual entries or receipt by the Trustee of contributions for such year.

                                  SECTION 8
                                DISTRIBUTIONS

8.1 - INITIAL DISTRIBUTION DATE

   Upon the Participant's termination of service for any reason, his Initial Distribution Date shall be as of the Accounting Date coincident with or next following the date of termination of his service and distribution of his interest in his accounts shall be made, subject to the provisions of Section 8.3(A) below, as soon after his Initial Distribution Date as is administratively practicable in accordance with the provisions of Section 8.3.

8.2 - DISTRIBUTION AND FORFEITURE

   (A) Subject to Section 8.2(B), as of the Participant's Distribution Date, he shall be entitled to 100% of the net credit balance in his Account, to be distributed in accordance with the provisions of Section 8.3.

   (B) Any rights the Participant or his Beneficiary has to his Account, including the payment of any unpaid installments, shall be forfeited to the extent that the Committee determines that the fraudulent or dishonest conduct of the Participant caused loss to the Employer.

   The Employer's loss, for purposes of this Section 8.2(B), shall include:

         (i) the amount of any embezzlement or fraud, which embezzlement or fraud need not be prosecuted in any court of law,

        (ii) the amount of any attorney's fees expended by the Employer in defending or prosecuting any claim or lawsuit related to the conduct in
      (i), and

       (iii) the Employer's determination of the fair market value of the time spent by its employees in reviewing and adjusting bank records and procedures and dealing with governmental authorities in connection with the embezzlement or fraud.

   The interest, if any, in a Participant's Account to which he is not entitled because of the operation of this Section 8.2(B) shall be the Amount Forfeited. The Employer shall notify the Committee at any time when there are still amounts in the Participant's Account of the Employer's position that the provisions of this Section 8.2(B) may be applicable. In the event that the Employer notifies the Committee that the Employer believes provisions of
Section 8.2(B) are applicable, or in the event that any other claim is presented to the Committee, the Committee shall review the evidence provided by the Employer and furnish the Participant, within 90 days after its receipt of such claim, written notification of the Employer's position, that the Committee is determining the applicability of this Section 8.2(B) and of the Plan's claim procedure.

   Within 90 days after receipt of a notice that the Committee is determining the applicability of Section 8.2(B), the claimant or his authorized representative may request, in writing, to appear before the Committee for a review of the applicability of this Section. In conducting its review, the Committee shall consider any written statement or other evidence presented by the Participant or his authorized representative in support of his position. The provisions of Section 9.11 shall apply to determinations under this Section.

     (C) No assets held under the Trust shall be paid to the Employer except as provided in the Trust.

8.3 - METHOD OF DISTRIBUTION

     (A) On the Participant's Salary Reduction Agreement, the Participant shall elect the form applicable to his distribution of Salary Deferral Contribution, Employer Contribution and adjustments thereon for that Plan Year. The Participant may elect any one of the following: (i) single sum distribution upon severance from the Employer; (ii) monthly installments for a ten year period commencing upon severance from the Employer; (iii) single sum distribution deferred to date of actual retirement from the Employer, or (iv) monthly installments for a ten year period commencing upon the actual date of retirement from the Employer.

     (B) In the event of the death of the Participant prior to the date on which distribution commenced under (A) above, the Participant's Beneficiary shall receive distribution of the Participant's Account in a single sum.

     (C) In the event of the death of the Participant after commencement of payments under (A) above, any amounts remaining in the Participant's Account on the date of his death shall be paid to his Beneficiary according to the payment schedule in effect on the date of the Participant's death.

8.4 - HARDSHIP WITHDRAWAL WHILE STILL EMPLOYED

     (a) The Participant may, while still employed by the Employer, upon Hardship make a withdrawal of all or any part of his Account, subject to the following restrictions:

          (1) The Participant must file a written application with the Committee prior to the date on which the withdrawal is to be made.

          (2) All withdrawals shall be in the form of a single sum cash payment and the amounts withdrawn shall be debited from the Participant's Account as of the date the payment is made.

          (3) Withdrawals may be made only in the event that the Participant furnishes satisfactory evidence to the Committee that the withdrawal is to alleviate his Hardship. The amount of the withdrawal may not exceed the amount required to meet the Hardship and shall be approved only if the Committee finds that the Hardship cannot be alleviated by other resources reasonably available to the Participant, including liquidation of investment assets, liquidation of luxury assets, loans from financial institutions or other sources.

          (4) Withdrawals from the Participant's Account shall not exceed the Participant's Account as of the effective date of the withdrawal.

          (5) Withdrawals from the Participant's Account for Hardship shall be on the basis of "first-in/first-out".

          (6) The Committee shall establish such rules and give such directions to the Trustee as shall be appropriate to effectuate the withdrawal in accordance with the terms hereof.

     (B) The Committee shall keep a record of the sum of all withdrawals from the Participant's Account for the purposes of determining his interest in his Account upon his subsequent termination of employment under Section
8.2 hereof and such sum is herein referred to as the "total debits against the Participant's Account for prior withdrawals."


                                   SECTION 9
                MISCELLANEOUS PROVISIONS REGARDING PARTICIPANTS

9.1 - PARTICIPANT TO FURNISH REQUIRED INFORMATION

     (A) The Participant and his Beneficiary will furnish to the Committee such information as the Committee considers necessary or desirable for purposes of administering the Plan, and the provisions of the Plan respecting any payments thereunder are conditional upon the Participant's or Beneficiary's furnishing promptly such true, full and complete information as the Committee may request.

     (B) Any notice or information which, according to the terms of the Plan or the rules of the Committee, must be filed with the Committee, shall be deemed so filed at the time that it is actually received by the Committee.

     (C) The Employer, the Committee, and any person or persons involved in the administration of the Plan shall be entitled to rely upon any certification, statement, or representation made or evidence furnished by the Participant or a Beneficiary with respect to any fact required to be determined under any of the provisions of the Plan, and shall not be liable on account of the payment of any monies or the doing of any act or failure to act in reliance thereon. Any such certification, statement, representation, or evidence, upon being duly made or furnished, shall be conclusively binding upon the person furnishing same; but it shall not be binding upon the Employer, the Committee, or any other person or persons involved in the administration of the Plan, and nothing herein contained shall be construed to prevent any of such parties from contesting any such certification, statement, representation, or evidence or to relieve the Participant, or Beneficiary from the duty of submitting satisfactory proof of any such fact.

9.2 - BENEFICIARIES

     The Participant may, on a form provided for that purpose, signed and filed with the Committee, designate a Beneficiary to receive the benefit, if any, which may be payable under the Plan in the event of his death, and each designation may be revoked by the Participant by signing and filing with the Committee a new designation of Beneficiary form. If the deceased Participant had a spouse at the date of his death and he either failed to designate a Beneficiary in the manner above prescribed or if his designated Beneficiary predeceases him, he shall be deemed to have designated his spouse as his Beneficiary. If the deceased Participant is survived by his spouse and he had designated a person other than his spouse as his Beneficiary and such spouse has not consented, in writing witnessed by a Plan representative or a notary public, to such other person being designated as the Beneficiary, the Participant shall be deemed to have revoked his prior designation and to have designated his spouse as his Beneficiary to receive the death benefit. If the deceased Participant did not have a spouse at the date of his death and either failed to name a Beneficiary in the manner above prescribed or if his Beneficiary predeceases him, the death benefit, if any, which may be payable under the Plan with respect to the deceased Participant shall be paid to the estate of the deceased Participant.

     A Participant may designate one Beneficiary (or more) to receive upon the Participant's death any benefits then payable, and one other Beneficiary (or more) to receive any remaining benefits upon the death of the first Beneficiary.

9.3 - CONTINGENT BENEFICIARIES

     In the event that at the death of a Beneficiary who survives the Participant, there is a balance credited to the

Account of the Participant, the amount represented by such credit balance shall be payable to a person (or persons) designated by the Participant (in the manner provided in Section 9.2 above) to receive the remaining funds payable in the event of such contingency or, if no person was so named, then to a person designated by the Beneficiary (in the manner provided in Section 9.2 above) of the deceased Participant to receive the remaining death benefits, if any, payable in the event of such contingency; provided, however, that if no person so designated is living upon the occurrence of such contingency, then the remaining funds shall be payable to the estate of such deceased
Beneficiary.

9.4 - PARTICIPANT'S RIGHTS IN TRUST FUND

     Neither the Participant nor any other person shall have any interest in or any right in, to or under the Trust Fund, or any part of the assets thereof, except as and to the extent expressly provided in the Plan.

9.5 - BENEFITS NOT ASSIGNABLE

     No benefits, rights or accounts shall exist under the Plan which are subject in any manner to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be null and void; nor shall any such benefit, right or account under the Plan be in any manner liable for or subject to the debts, contracts, liabilities, engagements, torts or other obligations of the person entitled to such benefit, right or account; nor shall any benefit, right or account under the Plan constitute an asset in case of the bankruptcy, receivership or divorce of any person entitled under the Plan; and any such benefit, right or account under the Plan shall be payable only directly to the Participant or Beneficiary, as the case may be.

9.6 - BENEFITS PAYABLE TO MINORS AND INCOMPETENTS

     (A) Whenever any person entitled to payments under the Plan is a minor or under other legal disability or in the sole judgment of the Committee is otherwise unable to apply such payments to his own best interest and advantage (as in the case of illness, whether mental or physical or where the person not under legal disability is unable to preserve his estate for his own best interest), the Committee may in the exercise of its discretion direct all or any portion of such payments to be made in any one or more of the following ways unless claim has been made therefor by an existing and duly appointed guardian, tutor, conservator, committee or other duly appointed legal representative, in which event payment shall be made to such representative:

          (1) directly to such person unless such person is an infant or shall have been legally adjudicated incompetent at the time of the payment;

          (2) to the spouse, child, parent or other blood relative to be expended on behalf of the person entitled to or on behalf of those dependents as to whom the person entitled has the duty of support; or

          (3) to a recognized charity or governmental institution to be expended for the benefit of the person entitled or for the benefit of those dependents as to whom the person entitled has the duty of support.

     (B) The decision of the Committee will, in each case, be final and binding upon all persons and the Committee shall not be obliged to see to the proper application or expenditure of any payments so made. Any payment made pursuant to the power herein conferred upon the Committee will operate as a complete discharge of the obligations of the Trustee and of the Committee.

9.7 - CONDITIONS OF EMPLOYMENT NOT AFFECTED BY PLAN

     The establishment and maintenance of the Plan does not confer any legal rights upon the Participant to the continuation of his employment with the Employer, nor does the Plan interfere with the right of the Employer to discipline, lay off or discharge the Participant. The adoption and maintenance of the Plan is not a contract between the Employer and the Employee or consideration for, inducement to, or condition of employment of any person.

9.8 - NOTIFICATION OF MAILING ADDRESS

     (A) The Participant and each other person entitled to benefits hereunder shall file with the Committee from time to time, in writing, his post office address and each change of post office address, and any check representing payment hereunder and any communication addressed to the Participant or a Beneficiary hereunder at his last address filed with the Committee (or, if no such address has been filed, then at his last address as indicated on the records of the Employer) will be binding on such person for all purposes of the Plan, and neither the Committee nor the Trustee is obliged to search for or ascertain the location of any such person.

     (B) If the Committee, for any reason, is in doubt as to whether payments are being received by the person entitled thereto, it may by registered mail addressed to the person concerned at his address last known to the Committee, notify such person that all unmailed and future payments shall be henceforth withheld until he provides the Committee with evidence of his continued life and his proper mailing address or his Beneficiary provides the Committee with evidence of his death. In the event that (i) such notification is mailed to such person and his designated Beneficiary, (ii) the Committee is not furnished with evidence of such person's continued life and proper mailing address or with evidence of his death, all payments shall be withheld until a claim subsequently made by any such person to whom payment is due under the provisions of the Plan.

9.9 - WRITTEN COMMUNICATIONS REQUIRED

     Any notice, request, instruction, or other communication to be given or made hereunder shall be in writing and either personally delivered to the addressee or deposited in the United States mail full postpaid and properly addressed to such addressee at the last address for notice shown on the Committee's records.

9.10 - BENEFITS PAYABLE AT OFFICE OF TRUSTEE

     All benefits hereunder, and installments thereof, are payable at the office of the Trustee.

9.11 - APPEAL TO COMMITTEE

     (A) In the event that the Participant or a Beneficiary feels he is being denied any benefit or right provided under the Plan he must file a written claim with the Committee. All such claims shall be submitted on a form provided by the Committee which shall be signed by the claimant and shall be considered filed on the date the claim is received by the Committee.

     (B) Upon the receipt of such a claim and in the event claim is denied, the Committee shall, within a reasonable period of time, provide such claimant a written statement which shall be delivered or mailed to the claimant by certified or registered mail to his last known address, which statement shall contain the following:

       (1) the specific reason or reasons for the denial of benefits;

       (2) a specific reference to the pertinent provisions of the Plan upon which the denial is based;

       (3) a description of any additional material or information which is necessary; and

       (4) an explanation of the review procedure provided below; provided, however, in the event that special circumstances require an extension of time for processing the claim, the Committee shall provide such claimant with such written statement described above not later that 180 days after receipt of the claimant's claim, but, in such event, the Committee shall furnish the claimant, within 90 days after its receipt of such claim, written notification of the extension explaining the circumstances requiring such extension and the date that it is anticipated that such written statement will be furnished.

     (C) Within 90 days after receipt of a notice of a denial of benefits as provided above, the claimant or his authorized representative may request, in writing, to appear before the Committee for a review of his claim. In conducting its review, the Committee shall consider any written statement or other evidence presented by the claimant or his authorized representative in support of his claim. The Committee shall give the claimant and his authorized representative reasonable access to all pertinent documents necessary for the preparation of his claim.

     (D) Within 60 days after receipt of the Committee of a written application for review of his claim, the Committee will notify the claimant of its decision by delivery or by certified or registered mail to his last known address; provided, however, in the event of special circumstances which require an extension of time for processing such application, the Committee will notify the claimant of its decision not later that 120 days after receipt of such application, but in any event, the Committee will furnish the claimant, within 60 days after its receipt of such application, written notification of the extension explaining the circumstances requiring such extension and the date that it is anticipated that its decision will be furnished. The decision of the Committee will be in writing and shall include the specific reasons for the decision presented in a manner calculated to be understood by the claimant and shall contain references to all relevant Plan provision on which the decision was based. The decision of the Committee will be final and conclusive.

                                   SECTION 10
                 MISCELLANEOUS PROVISIONS REGARDING THE EMPLOYER

10.1 - EMPLOYER'S CONTRIBUTION IRREVOCABLE

     The Employer shall have no right, title or interest in the Trust Fund or in any part therof, and no contributions made thereto shall revert to the Employer, except as provided in the Section 8.2(C) and the Trust Agreement.

10.2 - ABSENCE OF RESPONSIBILITY

     Subject to any applicable provisions of law, neither the Employer nor any of its officers, employees, agents nor any members of its board of directors guarantees in any manner the payment of benefits hereunder.

10.3 - AMENDMENT OF PLAN

     (A) The Plan may be amended from time to time in any respect whatever by resolution of the board of directors of the Bank specifying such amendment, subject only to the following limitations:

       (1) Under no condition shall such amendment result in or permit the return or repayment to any Employer of any property held or acquired by the Trustee hereunder or the proceeds thereof.

       (2) Under no condition shall such amendment change the duties or responsibilities of the Trustee hereunder without its written consent.

     Subject to the foregoing limitations, any amendment may be made which does not deprive the Participant or Beneficiary of a right to receive benefits hereunder which have already accrued.

10.4 - TERMINATION OF PLAN

     (A) The Plan may be terminated by the Employer at any time by (1) formal action in the manner described in Section 10.6 hereof, on the part of the Board of Directors of the Bank (a) that the Plan is being terminated and
(b) the date as of which the termination is to be effective and (2) notifying the Committee and the Trustee of such termination. Any successor business to the Employer may provide for continuation of the Plan by formal action on its part in the manner described in Section 10.6 hereof. The Plan shall automatically terminate only upon adjudication by a court of competent jurisdiction that the Employer is Insolvent under Section 12.3, upon dissolution of the Employer or upon its liquidation, merger or consolidation without provisions being made by its successor, if any, for the continuation of the Plan.

     (B) Upon termination of the Plan in accordance with the provisions of
Section 10.4(A) above, the Committee shall direct the Trustee to hold the Account of the Participant for the Participant until the Participant is eligible for immediate payment under the terms of the Participant's elections, or the Beneficiary of the Participant is entitled to immediate payment.

10.5 - EXPENSES OF ADMINISTRATION

     The Employer may pay all expenses incurred in the establishment and administration of the Plan, including expenses and fees of the Trustee, but it shall not be obligated to do so, and any such expenses not so paid by the Employer shall be paid from the Trust Fund.

10.6 - FORMAL ACTION BY EMPLOYER

     Any formal action herein permitted or required to be taken by the Employer shall be by resolution of its board of directors or other governing board, or by written instrument executed by a person or group of persons who has been authorized by resolution of its board of directors or other governing board as having authority to take such action.

                                   SECTION 11
                                 ADMINISTRATION

11.1 - ADMINISTRATION BY COMMITTEE

     The Plan will be administered by the Employer's Employee Benefits Committee (herein referred to as the "Committee"), the members of which are appointed by the Employer.

11.2 - OFFICERS AND EMPLOYEES OF COMMITTEE

     The Committee may appoint a secretary who may, but need not, be a member of the Committee and may employ such agents, clerical and other services, legal counsel, accountants and actuaries as may be required for the purpose of administering the Plan. Any person or firm so employed may be a person or firm then, theretofore or thereafter serving the Employer in any capacity. The Committee and any individual member of the Committee and any agent thereof shall be fully protected when acting in a prudent manner and relying in good faith upon the advice of the following professional consultants or advisors employed by the Employer or the Committee: any attorney insofar as legal matters are concerned, any certified public accountant insofar as accounting matters are concerned, and any enrolled actuary insofar as actuarial matters are concerned.

11.3 - ACTION BY COMMITTEE

     (A) A majority of the members of the Committee shall constitute a quorum for the transaction of business and shall have full power to act hereunder. The Committee may act either at a meeting at which a quorum is present or by a writing subscribed by at least a majority of the members of the Committee then serving. Any written memorandum signed by the secretary, chairperson or any member of the Committee who has been authorized to act on behalf of the Committee shall have the same force and effect as a formal resolution adopted in open meeting. Minutes of all meetings of the Committee and a record of any action taken by the Committee shall be kept in written form by the secretary appointed by the Committee or, if no secretary has been appointed by the Committee, by an individual designated by the Committee. The Committee shall give to the Trustee any order, direction, consent or advice required under the terms of the Trust Agreement, and the Trustee shall be entitled to rely on any instrument delivered to it and signed by the secretary, chairperson or any authorized member of the Committee as evidencing the action of the Committee.

     (B) The Participant shall not act as a member of the Committee with respect to this Plan.

11.4 - RULES AND REGULATIONS OF COMMITTEE

     The Committee shall have the authority to make such rules and regulations and to take such action as may be necessary to carry out the provisions of the Plan and will, subject to the provisions of the Plan, decide any questions arising in the administration, interpretation and application of the Plan, which decisions shall be conclusive and binding on all parties. The Committee may allocate or delegate any part of its authority and duties as the Committee deems expedient.

11.5 - POWERS OF COMMITTEE

     (A) In order to effectuate the purposes of the Plan, the Committee shall have the following powers:

           (1) to make all determinations and computations concerning the benefits, credits and debits to which the Participant, or his Beneficiary, is entitled under the Plan;

           (2)   to determine what constitutes Compensation of the Participant;

           (3) to make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions hereof;

           (4) to construe the Plan and to make equitable adjustments for any mistakes or errors made in the administration of the Plan;

           (5) to determine and resolve in its sole discretion all questions relating to the administration of the Plan and Trust (a) when differences of opinion arise between the Employer, the Trustee, the Participant, or any of them and (b) whenever it is deemed advisable to determine such questions in order to promote the administration of the Plan for the greatest benefit of all parties concerned; and

           (6) to authorize and direct the Trustee to pay from the Trust Fund all costs and expenses incurred by the Committee in the administration of the Plan.

     (B) The foregoing list of express powers is not intended to be either complete or conclusive, and the Committee shall, in addition, have such powers as it may reasonably determine to be necessary or appropriate in the performance of its powers and duties under the Plan.

11.6 - DUTIES OF COMMITTEE

     (A) The Committee shall, as a part of its general duty to supervise and administer the Plan:

          (1) establish and maintain, or cause to be maintained, the individual account described in Section 6.1 hereof and direct the maintenance of such other records and the preparation of such forms as are required for the efficient administration of the Plan;

          (2) give the Trustee specific directions in writing with respect to:

               (a) the making of distribution payments, giving the names of the payees, the amounts to be paid and the time or times when payments shall be made; and

               (b) the making of any other payments which the Trustee is not by the terms of the Trust Agreement authorized to make without a direction in writing by the Committee;

          (3) prepare an annual report for the Employer, as of the last day of each Plan Year, in such form as may be required by the Employer;

          (4) maintain records of the age and amount of Compensation of the Participant;

          (5) comply (or transfer responsibility for compliance to the Trustee) with all applicable Federal income and employment tax withholding requirements.

     (B) The foregoing list of express duties is not intended to be either complete or conclusive, and the Committee shall, in addition, exercise such other powers and perform such other duties as it may deem necessary, desirable, advisable or proper for the supervision and administration of the Plan.

11.7 - INDEMNIFICATION OF MEMBERS OF COMMITTEE

     To the extent not covered by insurance or if there is a failure to provide full insurance coverage for any reason and to the extent permissible under corporate by-laws and other applicable laws and regulations, the Bank agrees to hold harmless and indemnify the members of the Committee against any and all claims and causes of action by or on behalf of any and all parties whomsoever, and all losses therefrom, including, without limitation, costs of defense and attorneys' fees, based upon or arising out of any act or omission relating to or in connection with the Plan and Trust Agreement other than losses resulting from any such person's fraud or willful misconduct.

11.8 - APPLICABLE LAW

     The Plan will be construed and enforced according to the laws of the State of New Mexico, unless superseded by federal law, and all provisions of the Plan will be administered according to the laws of the said state, unless superseded by federal law.

                                   SECTION 12
                                   TRUST FUND

12.1 - PURPOSE OF TRUST FUND

     A Trust Fund has been created and will be maintained for the purposes of the Plan, and the monies thereof will be invested in accordance with the terms of the agreement and declaration of trust. All contributions will be paid into the Trust Fund, and benefits under the Plan will be paid only from the Trust Fund.

12.2 - BENEFITS SUPPORTED ONLY BY TRUST FUND

     Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction.

12.3 - PAYMENT OF BENEFITS

     The assets of the Trust Fund may be used and applied in accordance with the provisions of the Plan to provide the benefits thereof. Assets in the Trust will remain subject to the claims of the Employer's general creditors in the event of the Employer's Insolvency. The term "Insolvency", as used herein, shall mean (i) the Employer is unable to pay its debts as they mature; (ii) any state or federal financial-institution regulatory agency appoints a receiver or liquidator for the Employer; (iii) any proceeding is instituted for the dissolution or the full or partial liquidation of the Employer; or (iv) proceedings in the bankruptcy or for the reorganization of the

Employer or for the readjustment of any of its debts under the Bankruptcy Code, as amended, or under any other laws, whether state or federal, for the relief of debtors, now or hereafter existing, shall be commenced by the Employer or for any substantial part of its assets.

     IN WITNESS WHEREOF, FirstBank or Access Anytime BanCorp, Inc., has caused this instrument to be executed by its duly authorized officers on this _____ day of ____________, 1998 effective as of June 1, 1998

(CORPORATE SEAL)                      FirstBank
                               Access Anytime BanCorp, Inc.
ATTEST:







______________________________ _____________________________